DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

DIMON Announces Quarterly Dividend February 20, 2003 / Danville, Virginia

The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held February 20, 2003, declared a quarterly dividend of $.075 per share.  The dividend will be payable March 21, 2003 to shareholders of record on March 7, 2003.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

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